Exhibit 21.1
SUBSIDIARIES OF SYNOVUS FINANCIAL CORP.

Ownership		Place of
Percentage	Name	Incorporation
100%	Columbus Bank and Trust Company	Georgia
	100% Synovus Trust Company, N.A.	National
	100% Synovus Insurance Services of Georgia, Inc.	Georgia
	81% Total System Services, Inc.	Georgia
	100% Columbus Depot Equipment Company	Georgia
	100% TSYS Canada, Inc.	Georgia
	100% TSYS Total Debt Management, Inc.	Georgia
	100% Columbus Productions, Inc.	Georgia
	100% Enhancement Services Corporation	Georgia
	100% TSYS Japan Co., Ltd.	Japan
	100% TSYS Technology Center, Inc.	Idaho
	100% ProCard, Inc.	Delaware
	100% TSYS Prepaid, Inc.	Delaware
	100% Vital Processing Services, LLC	Delaware
	100% Golden Retriever Systems, L.L.C.	Arizona
	100% Vital Merchant Services, L.L.C.	California
	51% Merlin Solutions, Inc.	Maryland
	51.46% GP Network Corporation	Japan
	49% Total System Services de Mexico, S.A. de C.V.	Mexico
	100% TSYS Servicios Corporativos	Mexico
	100% CB&T Housing Fund Investor, L.L.C.	Georgia
	100% CB&T State Tax Credit Fund, L.L.C.	Georgia
	100% CB&T Special Limited Partner, L.L.C.	Georgia
	100% CB&T 11th Street Loft Company, L.L.C.	Georgia
	100% Synovus Equity Investments, Inc.	Georgia
	100% Synovus Callier Partners, LLC	Georgia
	100% Synovus Special Limited Partner LLC	Georgia
	99.99% Tall Pines Apartments, L.L.C.	Alabama
100%	Commercial Bank	Georgia
100%	Commercial Bank & Trust Company of Troup County	Georgia
100%	Security Bank and Trust Company of Albany	Georgia
100%	Sumter Bank and Trust Company	Georgia
100%	The Coastal Bank of Georgia	Georgia
100%	First State Bank and Trust Company of Valdosta	Georgia
100%	The Cohutta Banking Company	Georgia
100%	Bank of Coweta	Georgia
100%	Citizens Bank and Trust of West Georgia	Georgia
	100% Synovus Insurance Services of West Georgia, Inc.	Georgia
100%	First Community Bank of Tifton	Georgia
100%	CB&T Bank of Middle Georgia	Georgia
100%	Sea Island Bank	Georgia
100%	Citizens First Bank	Georgia
100%	The Citizens Bank	Georgia
100%	Athens First Bank & Trust Company	Georgia
	100% Athena Service Corporation	Georgia
100%	Citizens & Merchants State Bank	Georgia
100%	Bank of North Georgia	Georgia
	100% Merit Leasing Corporation	Georgia
100%	Georgia Bank & Trust	Georgia
100%	First Nation Bank	Georgia

Ownership		Place of
Percentage	Name	Incorporation
60%	Total Technology Ventures, LLC	Georgia
100%	Creative Financial Group, LTD	Georgia
100%	Synovus Securities, Inc.	Georgia
100%	GLOBALT, Inc.	Georgia
100%	Synovus Investment Advisors, Inc.	Georgia
100%	Synovus Financial Corp. of Alabama	Alabama
	100% First Commercial Bank of Huntsville	Alabama
	100% The Bank of Tuscaloosa	Alabama
	100% Sterling Bank	Alabama
	100% First Commercial Bank	Alabama
	100% First Commercial Mortgage Corporation	Alabama
	100% First Commercial Credit Corporation	Alabama
	100% Synovus Mortgage Corp.	Alabama
	100% FCB Heritage 1901 Redevelopment LLC	Alabama
	100% First Holdings, Inc.	Alabama
	100% FCBDE Holdings, Inc.	Delaware
	100% FCBIM Corp.	Georgia
	100% The National Bank of Jasper (AL)	National
	100% Synovus Insurance Services of Alabama, Inc.	Alabama
	100% FNBJ Holdings, Inc.	Alabama
	100% FNBJDE Holdings, Inc.	Delaware
	100% FNBJIM Corp.	Georgia
100%	CB&T Bank of Russell County	Alabama
100%	Community Bank & Trust of Southeast Alabama	Alabama
100%	The Tallahassee State Bank	Florida
	100% Synovus Insurance Services of Florida, Inc.	Florida
100%	Bank of Pensacola	Florida
100%	Vanguard Bank & Trust Company	Florida
100%	First Coast Community Bank	Florida
100%	United Bank and Trust Company	Florida
	100% Giants Property, Inc.	Florida
	100% Imaginative Investments, Inc.	Florida
100%	United Bank of the Gulf Coast	Florida
100%	Peoples Bank	Florida
100%	Synovus Bank of Jacksonville	Florida
100%	The National Bank of Walton County(GA)	National
100%	Peachtree National Bank (GA)	National
100%	The National Bank of South Carolina (SC)	National
	100% Synovus Insurance Services of South Carolina, Inc.	South Carolina
	100% NBSC Holdings, Inc.	Delaware
	100% NBSCIM Corp.	Georgia
100%	The Bank of Nashville	Tennessee
	100% Machinery Leasing Company of North America, Inc.	Tennessee
	100% TBON Nevada Corporation	Nevada
	100% Western Securities Management, Inc.	Nevada
100%	Trust One Bank	Tennessee